EXHIBIT 21




                           Subsidiaries of the Company
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
Subsidiary                               Percentage Owned       Jurisdiction of Incorporation
Peoples Savings Bank                           100%                United States

Peoples Financial Services, Inc.               100%                 New Jersey
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